CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form 20-F of Adastra Holdings Ltd. of (i) our report dated November 2, 2021, relating to the consolidated financial statements of 1204581 B.C. Ltd. for the year ended September 30, 2020 and for the period fromincorporation on April 9, 2019 to September 30, 2019.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 10, 2022